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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 18, 2008
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Commission File Number 75-0948250

AZZ incorporated

(Exact Name of Registrant as Specified in its Charter)

TEXAS (State or Other Jurisdiction of Incorporation)	75-0948250 (IRS Employer Identification No.)
Suite 200, 1300 South University Drive, Fort Worth, Texas 76107 (Address of Principal Executive Offices, Including Zip Code)

(817) 810-0095
(Registrant's Telephone Number, Including Area Code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 8.01 OTHER EVENTS

On January 18, 2008, the Company issued a press release containing financial projections and guidance for the fiscal year beginning March 1, 2008 and ending February 28, 2009. The press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference. Also furnished with and incorporated into this report is Exhibit 99.2, Financial and Other Statistical Information, which contains guidance and selected financial projections for the fiscal year ending February 28, 2009. The guidance contained in the attached exhibits consists of either a projected range or management's estimate of most likely results. These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts. The Company undertakes no obligation to affirm publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

ITEM 9.01 EXHIBITS

The following exhibits are filed as part of this report.

Exhibit 99.1	AZZ incorporated's Press Release dated January 18, 2008.

Exhibit 99.2	Projected Financial and Other Statistical Information for Fiscal Year 2009

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain "forward-looking statements'' that involve risks and uncertainties that are detailed from time to time in documents filed by the Company with the SEC. Those risks, uncertainties, and factors include, but are not limited to: change in demand, prices and raw material cost, including zinc which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company's growth strategy; and customer demand and response to products and services offered by the Company. The Company can give no assurance that such expectations will prove to be correct. We undertake no obligation to affirm publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Dated: 1/18/2008	By: Name: Title:	/s/ Dana Perry Dana Perry Senior Vice President Finance Chief Financial Officer